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                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement of our report dated January 14, 2000, except for subsequent events described in Note 10, as to which the date is February 24, 2000, and the commitment of support described in Note 1, as to which the date is February 29, 2000 relating to the financial statements of PeopleMover, Inc., which appear in definitive Prospectus filed as Part 1 of the Registration Statement of Opus 360 Corporation on Form S-1 (File No. 333-93185).



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers

Woodland Hills, California
April 20, 2000